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                                                                     EXHIBIT 11

                            KEEBLER FOODS COMPANY
                       COMPUTATION OF INCOME PER SHARE
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                             Forty-Eight        Thirty-Six           Forty            Twelve           Twelve
                                             Weeks Ended       Weeks Ended        Weeks Ended       Weeks Ended      Weeks Ended
                                          December 28, 1996   October 5, 1996   October 4, 1997   October 5, 1996   October 4, 1997
                                          -----------------   ---------------   ---------------   ---------------   ---------------

PRIMARY NET INCOME PER SHARE
Income from continuing operations                   $17,677           $ 2,580          $    802           $39,125           $18,548
Extraordinary item                                    1,925             1,925               ---             2,692               ---
                                                    -------           -------           -------           -------           -------
Net income                                          $15,752           $   655           $   802           $36,433           $18,548
                                                    =======           =======           =======           =======           =======
Weighted shares outstanding                          75,244            74,489            77,466            77,601            77,595

 Net additional shares
 outstanding assuming dilutive
 stock options exercised and
 proceeds used to purchase
 treasury stock at average
 market price                                         1,377             1,007             2,656             3,184             4,051

 Net additional shares
 outstanding assuming dilutive
 warrant exercised and
 proceeds used to purchase
 treasury stock at average
 market price                                           ---               ---               ---               808             2,049
                                                    -------           -------           -------           -------           -------
                Total                                76,621            75,496            80,122            81,593            83,695
                                                    =======           =======           =======           =======           =======
Net Income Per Share:
 Continuing operations                                $0.23             $0.03             $0.01             $0.48             $0.22
 Extraordinary item                                    0.02              0.02               ---              0.03               ---
                                                      -----             -----             -----             -----             -----
 Net income                                           $0.21             $0.01             $0.01             $0.45             $0.22
                                                      =====             =====             =====             =====             =====


FULLY DILUTED NET INCOME PER SHARE
Income from continuing operations                   $17,677           $ 2,580           $   802           $39,125           $18,548
Extraordinary item                                    1,925             1,925               ---             2,692               ---
                                                    -------           -------           -------           -------           -------
Net income                                          $15,752           $   655           $   802           $36,433           $18,548
                                                    =======           =======           =======           =======           =======
Weighted shares outstanding                          75,244            74,489            77,466            77,601            77,595

 Net additional shares
 outstanding assuming dilutive
 stock options exercised and
 proceeds used to purchase
 treasury stock at year-end
 market price                                         1,836             1,572             2,656             4,231             4,253

 Net additional shares
 outstanding assuming dilutive
 warrant exercised and
 proceeds used to purchase
 treasury stock at year-end
 market price                                           ---               ---               ---             2,347             2,346
                                                    -------           -------           -------           -------           -------

                Total                                77,080            76,061            80,122            84,179            84,104
                                                    =======           =======           =======           =======           =======
Net income Per Share:
 Continuing operations                                $0.23             $0.03             $0.01             $0.46             $0.22
 Extraordinary item                                    0.02              0.02               ---              0.03               ---
                                                      -----             -----             -----             -----             -----
 Net income                                           $0.21             $0.01             $0.01             $0.43             $0.22
                                                      =====             =====             =====             =====             =====
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